THE MIDLAND COMPANY AND SUBSIDIARIES

Exhibit (21) — Subsidiaries of the Registrant

December 31, 2002

     The subsidiaries of the Registrant as of December 31, 2002, all of which are included in the consolidated financial statements, are as follows:

		Percentage
	State of	of Voting
	Incorporation	Stock Owned

M/G Transport Services, Inc.	Ohio	100
Midland — Guardian Co.	Ohio	100
MGT Services, Inc.	Ohio	100
SUBSIDIARIES OF MIDLAND — GUARDIAN CO.:
American Modern Insurance Group, Inc.	Ohio	100
SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company	Ohio	100
American Family Home Insurance Company	Florida	100
American Modern Life Insurance Company	Ohio	100
Lloyds Modern Corporation	Texas	100
American Modern Home Service Company	Ohio	100
SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.:
American Modern Lloyds Insurance Company	Texas	100
American Southern Home Insurance Company	Florida	100
American Western Home Insurance Company	Oklahoma	100
G.U.I.C. Insurance Company	Ohio	100

     The name of 12 wholly — owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.